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                            Weil, Gotshal & Manges
               a partnership including professional corporations
                               767 Fifth Avenue
                          New York, N.Y. 10153-0119
                                (212) 310-8000
                             FAX: (212) 310-8007
                                CABLE: WEGOMA
                             TELEX: 423144 WGM UI


                                August 11, 1995


U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

Ladies and Gentlemen:

     We have acted as counsel to U S WEST, Inc., a Colorado corporation ("U S WEST"), and U S WEST, Inc., a Delaware corporation and wholly-owned subsidiary of U S WEST ("U S WEST Delaware"), in connection with the preparation and filing of the Registration Statement (File no. 33-59315) of U S WEST Delaware on Form S-4 (as amended, the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of U S WEST Communications Group Common Stock, par value $.01 per share ("Communications Stock"), of U S WEST Delaware and U S WEST Media Group Common Stock, par value $.01 per share ("Media Stock"), of U S WEST Delaware to be issued pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement") between U S WEST and U S WEST Delaware pursuant to which (i) U S WEST will merge (the "Merger") with and into U S WEST Delaware, with U S WEST Delaware continuing as the surviving corporation, and (ii) each share of Common Stock, without par value, of U S WEST

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U S WEST, Inc.
August 11, 1995
Page 2


will be converted into one share of Communications Stock and one share of Media Stock.

     In so acting, we have reviewed the Registration Statement, including the proxy statement and prospectus contained therein (the "Proxy Statement"), the form of restated certificate of incorporation of U S WEST Delaware (the "Restated Certificate") to be filed with the Secretary of State of Delaware immediately prior to the effective time of the Merger, and the form of Merger Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of U S WEST and U S WEST Delaware, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of U S WEST and U S WEST Delaware. We have also assumed the due filing of the Restated Certificate with the Secretary of State of Delaware prior to the effective time of the Merger.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. U S WEST Delaware is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

     2. The shares of Communications Stock and Media Stock to be issued pursuant to the Merger Agreement and registered pursuant to the Registration Statement have been duly authorized and, when issued as contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

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U S WEST, Inc.
August 11, 1995
Page 3


     The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

    The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Proxy Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                       Very truly yours,

                                       /s/ WEIL, GOTSHAL & MANGES